Exhibit (D)(2)

                                   Schedule A
                          Investment Advisory Agreement

FUND
----
WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Large Cap Dividend Fund
WisdomTree Dividend Top 100 Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree Earnings Top 100 Fund
WisdomTree Low P/E Fund

WisdomTree DIEFA Fund
WisdomTree DIEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Total Dividend Fund
WisdomTree Pacific ex-Japan High Yielding Equity Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund

WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Cyclical Sector Fund
WisdomTree International Consumer Non-Cyclical Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund
WisdomTree International Real Estate Sector Fund
WisdomTree Communications Sector Fund
WisdomTree Financial Sector Fund
WisdomTree REIT Sector Fund
WisdomTree Utilities Sector Fund

WisdomTree Emerging Markets Total Dividend Fund

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WisdomTree Emerging Markets High Yielding Equity Fund
WisdomTree Emerging Markets Dividend Top 100 Fund
WisdomTree Latin America Total Dividend Fund
WisdomTree Asia Emerging Markets Total Dividend Fund
WisdomTree Asia Emerging Markets High-Yielding Equity Fund
WisdomTree South Korea Total Dividend Fund
WisdomTree Taiwan Total Dividend Fund
WisdomTree China Total Dividend Fund
WisdomTree India Total Dividend Fund
WisdomTree Malaysia Total Dividend Fund
WisdomTree South Africa Total Dividend Fund

WisdomTree Australia Total Dividend Fund
WisdomTree Canada Total Dividend Fund
WisdomTree France Total Dividend Fund
WisdomTree Germany Total Dividend Fund
WisdomTree Hong Kong Total Dividend Fund
WisdomTree Singapore Total Dividend Fund
WisdomTree Sweden Total Dividend Fund
WisdomTree United Kingdom Total Dividend Fund
WisdomTree United Kingdom High-Yielding Equity Fund

As of February 5, 2007